EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made this 16th day of November, 1998, by and between Richard Fagan, a resident of Chadds Ford, Pennsylvania (the "Employee"), and InterDigital Communications Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").


     WHEREAS, the Company is engaged in the business of developing and marketing advanced digital wireless telecommunications systems using proprietary technologies for voice and data communications and the licensing of wireless digital telephone technology (the "Business").

     WHEREAS, the Company and Employee have entered into a letter agreement, dated November 16, 1998, pursuant to which, inter alia, the Company has offered Employee and Employee has accepted the position of Senior Vice President and Chief Financial Officer of the Company (the "Letter Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:


     1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as Senior Vice President and Chief Financial Officer (such position, Employee's "Position") for a period commencing no later than November 16, 1998 and continuing until employment hereunder is terminated pursuant to the provisions of Section 9 hereto (the "Term").


     2. Duties. During the term of his employment, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for his Position. Employee agrees to assume such duties and responsibilities as may be customarily incident to such position, and as may be reasonably assigned to Employee from time to time by the President. Employee shall report to the President of the Company.


     3. Other Business Activities. During the Term, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in


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connection with any charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities and obligations pursuant to this Agreement.


     4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, a base salary at the annual rate of One Hundred and Sixty Thousand Dollars (subject to any increase from time to time, the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. In addition to the Base Salary, commencing in 1999, Employee shall be eligible to participate in whatever bonus plan, if any, the Company shall adopt for its executive officers, including without limitation, the Executive Bonus Plan the Company currently intends to develop and implement with the assistance of Hay Associates. Notwithstanding the foregoing two sentences, the Company shall be under no obligation to develop and/or implement any bonus plan, including without limitation, the aforesaid Executive Bonus Plan, or to continue any such plan, if adopted. Employee shall also be entitled to receive stock options subject to Board approval as more particularly described in the Letter Agreement.


     5. Benefits and Expenses. Employee shall be entitled to receive those employee benefits (including expense reimbursement) as shall be provided to similarly situated executive employees of the Company ("Benefits").


     6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 7(b) hereof, any information relating to methods of production and manufacture, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how, any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, and any other materials prepared by the Employee in the course of, relating to or arising out of his employment by the Company, or prepared by any other Company employee, representative, or contractor for the Company, or its customers (including information and other material relating to the ASIC), costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of licensees, strategic partners, customers, contractors and suppliers and prospective licensees, strategic partners, customers, contractors and suppliers, the terms of contracts and agreements with licensees, strategic partners, customers, contractors and suppliers, the Company's relationship with actual and prospective licensees, strategic partners, customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective licensees, strategic partners, customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other materials that have not been made available to the general public, provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this
Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.


     7. Property.

          (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

          (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or
     (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

          (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

          (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

          (iv) In the event the Company is unable after reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.


     8. Covenant Not to Compete. The Employee shall not, during the Term and thereafter for the Restricted Period (as defined below), do any of the following, directly or indirectly, without the prior written consent of the
Company:

          (a) engage or participate in any business activity competitive with the Company's Business, or the business of any of the Company's subsidiaries or affiliates, as same are conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder with respect to any period thereafter;

          (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company or of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder with respect to any period thereafter, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the business of the Company or of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon termination of Employee's employment hereunder with respect to any period thereafter. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 8(a) hereof;

          (c) influence or attempt to influence any licensee, strategic partner, supplier, or customer of the Company or potential licensee, strategic partner, supplier or customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

          (d) influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the twelve (12) month period immediately preceding the termination of Employee's employment hereunder.

          For purposes of this Section 8, the Restricted Period shall constitute (as applicable) (i) the period, if any, that Employee shall receive severance as set forth in Section 9 hereof, (ii) in the event Employee's employment hereunder is terminated for cause pursuant to Section 9 hereof, a period of one (1) year following such termination, or (iii) in the event that Employee terminates this Agreement without Good Reason, so long as the Company voluntarily pays severance to Employee (which the Company shall be under no obligation to do), for the period that Employee shall receive such severance, but in no event for a period longer than one (1) year.


     9. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section
9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

     9.1. Termination for Disability.

          (a) In the event of a long-term disability of the Employee (as such term is defined in the Company's Long- Term Disability Plan) such that the Employee is not otherwise


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
     qualified to perform the essential functions of the job with or without reasonable accommodation ("Disability"), Employee's employment hereunder may be terminated by the Company.

          (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and Benefits and other forms of compensation and bonus payable or provided in accordance with the terms of any then existing compensation, bonus or benefit plan or arrangement ("Other Compensation"), including payments prescribed under any disability or life insurance plan or arrangement in which Employee is a participant or to which Employee is a party as an employee of the Company. In addition, for a period of one year following such termination, Employee shall be entitled to receive (i) regular installments of Base Salary at the rate in effect at the time of such termination, such amount being reduced by the amount of payments received by the Employee with respect to this period pursuant to any Social Security entitlement or any long term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which the Employee was entitled to participate at the time of termination under Section 9.1(a), and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to the Employee pursuant to this Agreement, to the extent such coverage is not provided under other Company policies, plans or programs relating to Disability. Except as specifically set forth in this Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

          (c) For purposes of this Section 9.1, the determination as to whether Employee has a long-term disability (as such term is defined in the Company's Long-Term Disability Plan) shall be made by a licensed physician selected by the Company (and reasonably acceptable to Employee) and shall be based upon a full physical examination and good faith opinion by such physician.

     9.2. Termination by Death. In the event that Employee dies during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary, Benefits and Other Compensation up through the date on which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

     9.3. Termination for Cause.

          (a) The Company may terminate Employee's employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean: (i) any material breach by Employee of any of his obligations under this Agreement, which breach is not cured within thirty (30) days after Employee's receipt of written notification from the Company of such breach, (ii) other conduct of Employee involving any type of willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

          (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder, including without limitation for any severance whatsoever, by reason of such termination.

     9.4. Termination Without Cause.

          (a) The Company may terminate Employee's employment hereunder at any time, for any reason, without cause, effective upon the date designated by the Company upon thirty (30) days prior written notice to Employee. Company may elect to have Employee remain absent from the workplace and cease Company business during all or part of such thirty (30) day period.

          (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.4(a) (including by the Company's delivery of written notice not to renew the Term in accordance with the provisions of Section 1 hereof in the event such termination is not for cause), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. In addition, Employee shall be entitled to receive (i) severance in an amount equal to Employee's Base Salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to the Employee pursuant to this Agreement, both for the period of one year commencing upon the date of such termination. Such severance shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company and shall be withheld and paid in accordance with the Company's normal payroll practice for its executives from time to time in effect. All Base Salary, Benefits and Bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.4, the Company shall have no liability or obligation hereunder by reason of such termination.

     9.5. Termination by Employee.

          (a) Employee may terminate Employee's employment hereunder at any time, for Good Reason or without Good Reason, effective upon the date designated by Employee in written notice of the termination of his employment hereunder pursuant to this Section 9.5(a); provided that, such date shall be at least thirty (30) days after the date of such notice. For purposes of this Agreement, Good Reason shall mean: (i) the failure by the Company to pay in a timely manner Base Salary or any other material form of compensation or material benefit to be paid or provided to Employee hereunder, or (ii) any material breach, not encompassed within clause (i) of this Section 9.5(a), of the obligations of the Company under this Agreement which breach is not cured within thirty (30) days after the Company's receipt of written notification from the Employee of such breach.

          (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.5(a) hereof, Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. In addition, solely if such termination is for Good Reason, Employee shall be entitled to receive (i) severance in an amount equal to the Employee's Base Salary, and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to the Employee pursuant to this Agreement, both for the period of one year commencing upon the date of such termination. Such severance shall be payable as set forth in Section 9.4(b) hereof. Except as specifically set forth in this Section 9.5(b), all Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.5, the Company shall have no liability or obligation hereunder by reason of such termination.

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     9.6. Change of Control.

          (a) If there is a Change of Control during the Term, and Employee's employment with the Company hereunder is terminated within one (1) year following such Change of Control by the Company (except for cause) or by Employee (whether or not for Good Reason), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. In addition, (i) Employee shall be entitled to receive, on the date of such termination, an amount equal to two years' worth of Employee's Base Salary, and (ii) all stock options granted to Employee by Company which pursuant to the terms of the applicable stock option plan vest upon a Change in Control (e.g., Section 17(b) of the 1995 Stock Option Plan for Employees and Outside Directors) shall vest. Except as specifically set forth in this Section 9.6, all Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plans then in force and applicable to Employee, and the Company shall have no liability or obligation hereunder by reason of such termination.

          (b) For purposes of this Section 9.6, a "Change of Control" means the acquisition (including by merger or consolidation, or by the issuance by the Company of its securities) by one or more persons in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the outstanding stock of the Company on the date hereof. For these purposes,"Person" means an individual, partnership, corporation, joint venture, association, trust, unincorporated association, other entity or association.

     9.7. Termination for Absenteeism

          (a) Regular attendance at work or in conducting work is an essential element of Employee's job. Without limiting the Company's right to terminate Employee pursuant to Section 9.1 or 9.3 herein, in the event that Employee is absent for more than one hundred and fifty (150) days within any twelve (12) month period, Employee's employment hereunder may be terminated by Company.

          (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.7(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and Benefits and other forms of compensation and bonus payable or provided in accordance with the terms of any then existing compensation, bonus or benefit plan or arrangement ("Other Compensation"), including payments prescribed under any disability or life insurance plan or arrangement in which Employee is a participant or to which Employee is a party as an employee of the Company.


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

     In addition, for a period of one year following such termination, Employee shall be entitled to receive (i) regular installments of Base Salary at the rate in effect at the time of such termination, such amount being reduced by the amount of payments received by the Employee with respect to this period pursuant to any Social Security entitlement or any long term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which the Employee was entitled to participate at the time of termination under Section 9.7(a), and (ii) medical and dental coverage on terms and conditions comparable to those most recently provided to the Employee pursuant to this Agreement, to the extent such coverage is not provided under other Company policies, plans or programs relating to Disability. Except as specifically set forth in this Section 9.7(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.


     10. Other Agreements. Employee represents and warrants to the Company that:

          (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which are or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

          (b) Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

          (c) Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein.

          (d) Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.


     11. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8, 9 (solely with respect to the payment obligations of the Company to Employee, if any, set forth therein), 10 and 21 hereof shall survive the termination of Employee's employment hereunder. If for any reason Employee shall continue to be employed by the Company following the termination of Employee's employment hereunder, Employee shall have no right to receive any severance or other payments hereunder until Employee ceases to be employed by the Company, whereupon Employee's right to severance or other payments, if any, shall be governed by the provisions of Section 9 hereof with respect to the particular circumstances involved in the Employee's termination of employment.


     12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto.


     13. Employee Benefits. This Agreement shall not be construed to be in lieu or to the exclusion of any other rights, benefits and privileges to which Employee may be entitled as an employee of the Company under any retirement, pension, profit-sharing, insurance, hospital or other plans or benefits which may now be in effect or which may hereafter be adopted.


     14. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, by hand delivery, or by recognized overnight courier, addressed as follows:

                  If to Employee:

                           Richard Fagan
                           1 Cross Creek Lane
                           Chadds Ford, PA 19317
                           or
                           c/o InterDigital Communications Corporation
                           781 Third Avenue
                           King of Prussia, Pennsylvania  19406



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
                  If to Company:

                           InterDigital Communications Corporation
                           781 Third Avenue
                           King of Prussia, Pennsylvania  19406
                           Attn: Harry Campagna, Chairman


                  with a copy to:

                           Pepper, Hamilton & Scheetz
                           3000 Two Logan Square
                           18th and Arch Streets
                           Philadelphia, PA 19103
                           Barry M. Abelson, Esquire

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.


     15. Entire Agreement; Amendments. This Agreement and the Letter Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. The provisions of this Agreement supersede any inconsistent provisions contained in the Letter Agreement. The balance of the Letter Agreement shall remain in full force and effect and unaffected hereby. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.


     16. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.


     17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.


     18. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.


     19. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.


     20. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in the Commonwealth of Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.


     21. Specific Enforcement; Extension of Period.

          (a) Employee acknowledges that the restrictions contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

          (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

     22. Consent to Suit. Any legal proceeding arising out of or relating to this Agreement shall be instituted in the District Court of the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Pennsylvania, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.


     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


ATTEST:                                INTERDIGITAL COMMUNICATIONS
                                       CORPORATION



By: /s/ Jane Schultz                     By: /s/ William A. Doyle
   ---------------------------             --------------------------------
   Jane Schultz                          William A. Doyle
   Asst. Secretary                       President


[CORPORATE SEAL]


                                         /s/ R. J. Fagan
                                         ----------------------------------
                                         RICHARD FAGAN